JetBlue Airways Investor Relations
Cindy England
Lisa Studness
(203) 669-3191
ir@jetblue.com

Investor Update
June 20, 2007

This investor update provides selected investor guidance for the second quarter ending June 30, 2007 and full year 2007.

Operating Margin
(Estimated operating margin range)

	Second Quarter 2007	Full Year 2007
Estimated Operating Margin Range	9-11%	5-7%

Income (Loss) Before Income Taxes
(Estimated pre-tax margin range)

	Second Quarter 2007	Full Year 2007
Estimated Pre-tax Margin Range	4-6%	1-3%

Passenger Revenue per Available Seat Mile (PRASM)
(Estimated year over year percentage improvement)

	Second Quarter 2007	Full Year 2007
Estimated PRASM	5-7%	7-9%

The PRASM guidance in both the second quarter and full year includes the removal of one row of seats from each of our Airbus A320 aircraft which was completed in early February.

Cost per Available Seat Mile (CASM) at Assumed Fuel Cost
(Estimated year over year percentage increases)

	Second Quarter 2007	Full Year 2007
Estimated CASM	4-6%	7-9%

The CASM guidance in both the second quarter and full year includes the removal of one row of seats from each of our Airbus A320 aircraft which was completed in early February.

Cost per Available Seat Mile (CASM) Excluding Fuel
(Estimated year over year percentage increases)

	Second Quarter 2007	Full Year 2007
Estimated Ex-fuel CASM	3-5%	6-8%

The Ex-fuel CASM guidance in both the second quarter and full year includes the removal of one row of seats from each of our Airbus A320 aircraft which was completed in early February.

Fuel Hedges

We continue to enter into advanced fuel derivative agreements to reduce our exposure to fluctuations in fuel price. Currently, the agreements covering 2007 are:

	Gallons (Est. % of consumption)	Price
Q2 ‘07	73 million (65%)	11% in heat collars with the average cap at
$2.33/gal and the average put at $1.95/gal
43% in heat swaps at an average of $1.73/gal
11% in crude collars with the average cap at
$74/bbl and the average put at $59/bbl
Q3 ‘07	53 million (45%)	5% in heat collars with the average cap at
$2.15/gal and the average put at $1.84/gal
29% in heat swaps at an average of $1.79/gal
11% in crude collars with the average cap at
$74/bbl and the average put at $59/bbl
Q4 ‘07	41 million (35%)	5% in heat collars with the average cap at $2.21/gal and the average put at $1.93/gal 30% in heat swaps at an average of $1.87/gal

	Second Quarter 2007	Full Year 2007
Estimated Fuel Gallons Consumed	113 million	448 million
Estimated Average Fuel Price per Gallon, Net of Hedges	$2.01	$2.07

This investor update contains statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines’ financial condition; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s 2006 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.